UNITED STATES SECURITIES AND

EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 21, 2006

DIGITAL YOUTH NETWORK CORP.

(Exact name of registrant as specified in its charter)

Alberta, Canada

(State or other jurisdiction of incorporation)

0-32715

(Commission File Number)

98-0343194

(IRS Employer Identification No.)

#300 – 1847 West Broadway, Vancouver, British Columbia, Canada V6J 1Y6

(Address of principal executive offices and Zip Code)

(604) 682-6203

Registrant's telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

Effective October 24, 2005, our subsidiary, DY Mobile Inc., entered into a wireless content distribution agreement with Universal Music Canada Inc. of Toronto, Ontario, Canada. Pursuant to the agreement Universal Music has granted DY Mobile Inc. certain non-exclusive, non-transferable licenses to reproduce, distribute, and publicly display specified wireless content in Canada through approved providers until March 2007. In return, DY Mobile Inc. has agreed to pay Universal the fees described in the agreement.

There is no material relationship between DY Mobile and Universal Music Canada Inc.

Item 9.01. Financial Statements and Exhibits

10.1	Wireless content distribution agreement dated October 24, 2005 with Universal Music Canada Inc.*

*Certain parts of this document have not been disclosed and have been filed separately with the Secretary of the Securities and Exchange Commission, and is subject to a confidential treatment request pursuant to Rule 24b-2 of the United States Securities Exchange Act of 1934, as amended

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIGITAL YOUTH NETWORK CORP.

/s/ Jason Jaspar

By: Jason Jaspar

Secretary and Director

Date: November 8, 2006